Exhibit 4.1

EXECUTION VERSION

WEX INC.,

THE GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

as Trustee

INDENTURE

Dated as of January 30, 2013

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EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Note Guarantee

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INDENTURE, dated as of January 30, 2013, among WEX Inc., a Delaware corporation (the “Company”), the Guarantors (as defined herein) listed on the signature pages hereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

RECITALS:

WHEREAS, the Company has duly authorized the creation of an issue of $400,000,000 aggregate principal amount of 4.750% Senior Notes due 2023 (the “Initial Notes”);

WHEREAS, each of the Company and each of the Guarantors has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary assumed in connection with an Asset Acquisition by such Restricted Subsidiary; provided such Indebtedness was not Incurred in connection with or in contemplation of such Person becoming a Restricted Subsidiary or such Asset Acquisition.

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture pursuant to Section 2.02.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such Note at February 1, 2018 (such redemption price being set forth in the table in Section 3.07(b) hereof), plus (ii) all required interest payments due on such Note through

February 1, 2018 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer, redemption or exchange.

“Asset Acquisition” means (1) an investment by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or a Regulated Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries; provided that such Person’s primary business is a Related Business or (2) an acquisition by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries that constitute substantially all of a division or line of business of such Person that is a Related Business.

“Asset Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or Sale-Leaseback Transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of:

(1) all or any of the Capital Stock of any Restricted Subsidiary or Regulated Subsidiary;

(2) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries; or

(3) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of Article V hereof; provided that “Asset Sale” shall not include:

(a) sales or other dispositions of Investment Securities, inventory, receivables, leases and other current assets, and any portfolios thereof;

(b) a Permitted Investment or Restricted Payments permitted to be made under Section 4.04;

(c) sales, transfers or other dispositions of assets with a fair market value not in excess of $10.0 million in any transaction or series of related transactions;

(d) any sale, transfer, assignment or other disposition of any property equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use in connection with, or no longer used in connection with, the business of the Company or its Restricted Subsidiaries;

(e) an issuance of Capital Stock by a Restricted Subsidiary or the sale, transfer or other disposition by the Company or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary or Regulated Subsidiary, in each case to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary;

(f) the licensing, sublicensing, lease, assignment or sublease of any real or personal property in the ordinary course of business;

(g) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date to the extent consummated within 365 days of the completion of construction or acquisition of such property, including Sale-Leaseback Transactions and Qualified Securitization Transactions not prohibited by this Indenture;

(h) the sale, transfer or other disposition or unwinding of any Hedging Obligations;

(i) the sale or other disposition of Securitization Assets, or participations or interests therein, or the issuance or sale of Capital Stock in a Qualified Securitization Entity, in each case in connection with any Qualified Securitization Transaction;

(j) any “fee in lieu” or other disposition of assets to any governmental authority or agency that continue in use by the Company or any Restricted Subsidiary, so long as the Company or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee;

(k) the issuance of Disqualified Stock that is permitted by this Indenture;

(l) any disposition of a Permitted Investment (other than Capital Stock of any Restricted Subsidiary) made by the Company or any Restricted Subsidiary after the Issue Date, if such Permitted Investment was received in exchange for, or purchased out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Capital Stock (other than Disqualified Stock or Preferred Stock or Excluded Contributions) of the Company; provided that any such Net Cash Proceeds shall be excluded from clause (C)(3) of Section 4.04(a);

(m) dispositions in the ordinary course of business consisting of the abandonment of intellectual property which, in the reasonable good faith determination of the Company, is not material to the conduct of the business of the Company or any Restricted Subsidiary;

(n) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(o) Permitted Liens, or foreclosure on assets as a result of Liens permitted under Section 4.09 hereof;

(p) the sale or issuance of Capital Stock in a Restricted Subsidiary that is, or is intended to be, a joint venture or partially-owned Restricted Subsidiary to a joint venture partner or investor to the extent that such joint venture partner or investor contributes or transfers cash, Cash Equivalents or other assets the Fair Market Value of which is at least equivalent to the Fair Market Value of the Capital Stock so sold or issued; or

(q) the sale, transfer or other disposition, including any participation, of any interest in a loan, advance or other extension of credit held by the Company or any Restricted Subsidiary.

“Average Life” means, at any date of determination with respect to any indebtedness security, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such indebtedness security and (b) the amount of such principal payment by (2) the sum of all such principal payments.

“Bank Regulated Subsidiary” means (i) WEX Bank, (ii) any direct or indirect insured depository institution Subsidiary of the Company that is regulated by foreign, federal or state banking regulators, including, without limitation, the OCC, the Utah Department of Financial Institutions, the FDIC or the Federal Reserve or (iii) any Subsidiary of a Bank Regulated Subsidiary all of the Common Stock of which is owned by such Bank Regulated Subsidiary.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means:

(a) with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) the executive committee of the Board of Directors;

(b) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(c) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity, whether outstanding on the Issue Date or issued thereafter.

“Capitalized Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease.

“Change of Control” means such time as:

(1) a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the Company on a fully diluted basis;

(2) individuals who on the Issue Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by the Company’s stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office; or

(3) the consummation of any merger or business combination if, after such transaction, holders of the Company’s Voting Stock before the transaction do not, directly or indirectly, hold a majority of the voting power of the Company’s Voting Stock, or the Voting Stock of the surviving Person, immediately after the transaction.

“Clearstream” means Clearstream Banking Société Anonyme and any successor thereto.

“Common Stock” means, with respect to any Person, any and all Capital Stock (whether voting or non-voting) of such Person’s equity, other than Preferred Stock of such Person, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all series and classes of such Common Stock.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Article V.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer of the Company, and delivered to the Trustee.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period; plus, to the extent such amount was deducted in calculating such Consolidated Net Income:

(1) Consolidated Interest Expense;

(2) income taxes;

(3) depreciation expense;

(4) amortization expense; and

(5) without duplication for items already excluded, (x) all other non-cash items reducing Consolidated Net Income (including any non-cash items under that certain Tax Receivable Agreement, dated February 22, 2005, among the Company, Cendant Corporation and Cendant Mobility Services Corporation) minus (y) all non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for the Company, its Restricted Subsidiaries and its Regulated Subsidiaries in conformity with GAAP;

provided that, if any Restricted Subsidiary or Regulated Subsidiary is not a Wholly Owned Restricted Subsidiary or Wholly Owned Regulated Subsidiary, as the case may be, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Net Income attributable to such Restricted Subsidiary or Regulated Subsidiary multiplied by (B) the percentage of Common Stock of such Restricted Subsidiary or Regulated Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries or any of its Wholly Owned Regulated Subsidiaries.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the most recent four full fiscal quarters (the “Four Quarter Period”), for which financial statements are available, ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”), to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the Incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or Regulated Subsidiaries (and the application of the proceeds thereof) as part of the transaction giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries or Regulated Subsidiaries (including any Person who becomes a Restricted Subsidiary or Regulated Subsidiaries as a result of the Asset Acquisition) Incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the Incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries or Regulated Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly Incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating “Consolidated Fixed Charges”:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (1) Consolidated Interest Expense, plus (2) the product of (A) the amount of all dividend payments on any series of Preferred Stock of such Person (other than (x) dividends paid in Qualified Capital Stock and (y) dividends on the Preferred Stock to the extent they are paid in kind or accrete, except to the extent they constitute Disqualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation of the type described under clause (4) of the definition of “Indebtedness,” calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; Indebtedness that is Guaranteed or secured by the Company, any of its Restricted Subsidiaries, or any of its Regulated Subsidiaries), and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company, its Restricted Subsidiaries and its Regulated Subsidiaries during such period; excluding, however, (1) any amount of such interest of any Restricted Subsidiary or Regulated Subsidiary if the net income of such Restricted Subsidiary or Regulated Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (3) or (4) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary or Regulated Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to clause (3) or (4) of the definition thereof) and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP, and (3) interest payments on trust preferred or similar securities issued by a Regulated Subsidiary to the extent the proceeds of the sale of such securities are invested in a Regulated Subsidiary.

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries and Regulated Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication):

(1) the net income (or loss) of any Person that is not a Restricted Subsidiary or Regulated Subsidiary, except that the Company’s equity in the net income of any such Person for such period (to the extent not otherwise excluded pursuant to clauses (2) through (6) below) will be included up to the aggregate amount of cash actually distributed by such Person during such period to the Company or to its Restricted Subsidiaries or Regulated Subsidiaries (less minority interest therein) as a dividend or other distribution;

(2) the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or Regulated Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries;

(3) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

(4) the net income of any Regulated Subsidiary (x) to the extent that the declaration or payment of dividends or similar distributions by such Regulated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement or instrument with a Person, other than such Regulated Subsidiary’s applicable regulatory authorities, or any judgment or decree applicable to such Regulated Subsidiary and (y) other than to the extent that such Regulated Subsidiary reasonably believes, in good faith, that such net income could be distributed, declared or paid as a dividend or similar distribution without causing such Regulated Subsidiary to fail to be at least “adequately capitalized” as defined in the regulations of applicable regulatory authorities, or to meet minimum capital requirements imposed by applicable regulatory authorities;

(5) any gains or losses (on an after-tax basis) attributable to Asset Sales or Regulated Sales;

(6) all extraordinary gains and extraordinary losses, and unusual items;

(7) the cumulative effect of changes in accounting principles;

(8) the net after-tax effect of impairment charges related to goodwill and other intangible assets;

(9) (i) any net after-tax effect of income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Hedging Obligations or (c) other derivative instruments, (ii) any non-cash income (or loss) related to currency gains or losses related to Hedging Obligations pursuant to Financial Accounting Standards Codification No. 815 – Derivatives and Hedging (or such successor provision) and (iii) any non-cash expense, income, gain or loss attributable to the movement in mark to market valuation of Hedging Obligations pursuant to GAAP, shall be excluded; and

(10) non-recurring cash charges and non-recurring cash income or gains.

“Consolidated Net Worth” means, at any date of determination, stockholders’ equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries and Regulated Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), plus, to the extent not included, any Preferred Stock of the Company, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital

Stock of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52, as replaced by Financial Accounting Standards Codification No. 830 (or any other successor provision)).

“Corporate Trust Office” means the designated office of the Trustee at which the corporate trust business of the Trustee is administered, which at the date of this Indenture is located at 525 William Penn Place, 38th Floor, Pittsburgh, PA 15252, Attn: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facility” means an indebtedness facility or other financing arrangement (including, without limitation, the Senior Credit Facilities, commercial paper facilities, letter of credit facilities or indentures) of the Company, its Restricted Subsidiaries or its Regulated Subsidiaries for working capital or other general corporate purposes, providing for revolving credit loans, term loans, letters of credit, bankers acceptances or other short-term or long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith together with the related documents, as such agreements may be amended (including any amendment and restatement), supplemented, replaced or otherwise modified from time to time (other than, for the avoidance of doubt, the Notes).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes represented by one or more Global Notes, the depositary of such Notes, which will initially be DTC.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is (1) required to be redeemed prior to a date that is 91 days following the Stated Maturity of the Notes, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.10 and Section 4.11 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to Section 4.10 and Section 4.11.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds from:

(1) contributions to its common equity capital; and

(2) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate delivered by the Company executed by the principal financial officer of the Company on the date such capital contributions are made or the date such equity interests are sold, as the case may be, which are excluded from the calculation set forth in clause (C)(2) of Section 4.04(a).

“Fair Market Value” means the price that would be paid in a transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy which, if determined by the Board of Directors as evidenced by a Board Resolution, shall be conclusively determined. In the case of a transaction between the Company, a Restricted Subsidiary or a Regulated Subsidiary, on the one hand, and a Qualified Securitization Entity, on the other hand, if the Board of Directors of the Company determines in its sole discretion that such determination is appropriate, a determination as to Fair Market Value may be made at the commencement of the transaction and be applicable to all dealings between the Qualified Securitization Entity and the Company, such Restricted Subsidiary or such Regulated Subsidiary during the course of such transaction.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System of the United States, together with its constituent banks and agencies.

“Four Quarter Period” has the meaning assigned to such term in the definition of Consolidated Fixed Charge Coverage Ratio.

“Foreign Subsidiary” means any Subsidiary of the Company that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code or any Subsidiary that is otherwise organized under the laws of a jurisdiction other than the United States, any state thereof, or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes registered in the name of the Depositary or its nominee, deposited with the Trustee, as custodian for the Depositary, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note”, attached thereto, issued in accordance with Sections 2.01 or 2.06 hereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, letters of credit issued by a Bank Regulated Subsidiary in the ordinary course of its business or other signature guarantees made by a Regulated Subsidiary in the ordinary course of its business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” means, with respect to any Person, the obligations of such person under (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Holder” or “Noteholder” means the registered holder of any Note.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that (1) any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication):

(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding letters of credit issued by such Person and excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is recorded as a liability under GAAP and due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(5) all Capitalized Lease Obligations;

(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

(7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

(8) Acquired Indebtedness;

(9) to the extent not otherwise included in this definition, net obligations under Hedging Obligations (other than Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or its Restricted Subsidiaries or Regulated Subsidiaries against fluctuations in commodity prices, equity prices, foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in commodity prices, foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder); and

(10) all obligations to redeem or repurchase Disqualified Stock issued by such Person,

provided that Indebtedness shall not include:

(a) obligations arising from products and services offered by Regulated Subsidiaries in the ordinary course including, but not limited to, deposits, CDs, prepaid forward contracts, swaps, foreign currency purchases or sales and letters of credit;

(b) indebtedness of the Company or any Restricted Subsidiary represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance, supporting performance, surety or appeal bonds or similar obligations in the ordinary course of business;

(c) indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(d) advances from the Federal Home Loan Bank, Federal Reserve Bank (or similar institution), repurchase and reverse repurchase agreements relating to Investment Securities, medium term notes, treasury tax and loan balances, federal discount window obligations, federal funds interbank loans, special direct investment balances, bank notes, commercial paper, term investment option balances, brokered certificates of deposit, dollar rolls, and fed funds purchased, in each case Incurred in the ordinary course of a Regulated Subsidiary’s business;

(e) (i) indebtedness or other obligations Incurred by a Regulated Subsidiary the proceeds of which are used to satisfy applicable minimum capital requirements imposed by applicable regulatory authorities of such Regulated Subsidiary and (ii) any Guarantee thereof by the Company where the provision of such Guarantee by the Company is required by the applicable regulatory authority; and

(f) any obligations under or with respect to a Qualified Securitization Transaction.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

(A) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

(B) money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest,

(C) that Indebtedness shall not include:

(i) any liability for federal, state, local or other taxes,

(ii) performance, surety or appeal bonds provided in the ordinary course of business, or

(iii) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary or Regulated Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary or Regulated Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary or Regulated Subsidiary in connection with such disposition; and

(D) any earn out obligations, including any obligations arising from or in connection with an Asset Acquisition or Investment that are conditioned upon the determination of earning, revenues, proceeds, profits or events after the closing of the transaction, shall not be deemed Indebtedness until such obligations become a liability on the balance sheet of such Person in accordance with GAAP and the amount of any such Indebtedness will be calculated in conformity with GAAP.

“Indenture” means this indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Initial Purchasers” means Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, SunTrust Robinson Humphrey, Inc., RBS Securities Inc., BMO Capital Markets Corp., KeyBanc Capital Markets Inc., Mitsubishi UFJ Securities (USA), Inc. and SMBC Nikko Capital Markets Limited.

“Interest Payment Date,” when used with respect to any installment of interest on a Note, means the date specified in such Note or in a Board Resolution or in an indenture supplemental hereto as the fixed date on which an installment of interest with respect to such Note is due and payable.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding Investment Securities, advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries, the acquisition of receivables or other payment obligations from customers and clients through factoring or other comparable arrangements, the purchase of portfolios of receivables or other payment obligations and endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (2) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary and/or a Regulated Subsidiary, including without limitation, by reason of any transaction permitted by clause (3) or (4) of Section 4.06. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04, (a) the amount of or a reduction in an Investment shall be equal to the Fair Market Value thereof at the time such

Investment is made or reduced and (b) in the event the Company or a Restricted Subsidiary makes an Investment by transferring assets to any Person and as part of such transaction receives Net Cash Proceeds, the amount of such Investment shall be the fair market value of the assets less the amount of Net Cash Proceeds so received, provided the Net Cash Proceeds are applied in accordance with Section 4.10, if applicable.

“Investment Grade Status” shall occur when the Notes receive a rating of “BBB-” or higher from S&P or a rating of “Baa3” or higher from Moody’s.

“Investment Securities” means marketable securities of a Person (other than an Affiliate or joint venture of the Company or any Restricted Subsidiary or any Regulated Subsidiary), mortgages, credit card and other loan receivables, futures contracts on marketable securities, interest rates and foreign currencies used for the hedging of marketable securities, mortgages or credit card and other loan receivables purchased, borrowed, sold, loaned or pledged by such Person in the ordinary course of its business.

“Issue Date” means January 30, 2013.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(a) with respect to any Asset Sale or Regulated Sale, the proceeds of such Asset Sale or Regulated Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

(1) brokerage commissions and other fees and expenses (including attorney’s fees, accountants’ fees, underwriters’, placement agents’ and other investment bankers’ fees, commissions and consultant fees) related to such Asset Sale or Regulated Sale;

(2) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale or Regulated Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole;

(3) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale or Regulated Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale;

(4) all distributions and other payments required to be made to holders of minority interests, royalty interests, stock appreciation rights or similar rights or interests in Restricted Subsidiaries or Regulated Subsidiaries or the assets or properties thereof as a result of such Asset Sale or Regulated Sale;

(5) appropriate amounts to be provided by the Company, any Restricted Subsidiary or any Regulated Subsidiary as a reserve against any liabilities associated with such Asset Sale or Regulated Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Regulated Sale, all as determined in conformity with GAAP;

(6) to the extent constituting a sale or issuance of Capital Stock, without duplication, the amounts reducing the proceeds under clause (b) below; and

(b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note” or “Notes” means the Initial Notes and any Additional Notes.

“Note Guarantee” has the meaning set forth in Section 4.07.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“OCC” means the United States Office of the Comptroller of the Currency.

“Offer to Purchase” means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

(1) the covenant pursuant to which the offer is being made and that all such Notes validly tendered will be accepted for payment on a pro rata basis;

(2) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Payment Date”);

(3) that any Note not tendered will continue to accrue interest pursuant to its terms;

(4) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender such Note, together with the form entitled “Option of the Holder to Elect Purchase” on the reverse side of such Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of such Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of such Notes surrendered; provided that each Note purchased and each Note issued representing the unpurchased portion of any Note so surrendered shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all such Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee all such Notes or portions thereof so accepted together with an Officers’ Certificate specifying such Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each Note issued shall be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, if the Company is required to repurchase Notes pursuant to an Offer to Purchase.

“Officer” means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

“Officers’ Certificate” means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 11.04 of this Indenture.

“Pari Passu Indebtedness” has the meaning set forth in Section 4.10.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively.

“Payment Date” has the meaning set forth in the definition of Offer to Purchase.

“Permitted Investment” means:

(1) an Investment in the Company or a Restricted Subsidiary or a Regulated Subsidiary or a Person which will, upon the making of such Investment (or upon the completion of the second step of a two-step acquisition otherwise permitted under this Indenture), become a

Restricted Subsidiary or Regulated Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets, or a line of business, to the Company or a Restricted Subsidiary or Regulated Subsidiary; provided that such Person’s primary business is a Related Business on the date of such Investment;

(2) Temporary Cash Investments and Investment Securities;

(3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(4) stock, obligations or securities received in satisfaction of judgments;

(5) additional Investments, taken together with all other Investments made pursuant to this clause (5) that are at that time outstanding, not to exceed $50.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(6) Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or its Restricted Subsidiaries or Regulated Subsidiaries against fluctuations in commodity prices, securities prices, foreign currency exchange rates or interest rates;

(7) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10;

(8) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under this Indenture;

(9) loans and advances to employees, directors, officers, managers, distributors and consultants for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Capital Stock of the Company;

(10) purchases or repurchases of Notes;

(11) Investments received in compromise or resolution of litigation, arbitration or other disputes;

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or purchases of contract rights or licenses of intellectual property, in each case, in the ordinary course of business;

(13) Investments in Securitization Assets and Qualified Securitization Entities and other Investments made pursuant to, arising as a result of, or otherwise in connection with, Qualified Securitization Transactions;

(14) any Investment in joint ventures (including any Unrestricted Subsidiaries); provided that at the time of, and after giving effect thereto, any Investment being made pursuant to this clause (14), no Default shall have occurred and be continuing or would occur as a consequence thereof and the Total Leverage Ratio of the Company and its Restricted Subsidiaries and Regulated Subsidiaries at the time of such Investment shall be less than or equal to 2.75 to 1.00;

(15) any Investment in joint ventures (including any Unrestricted Subsidiaries); provided that at the time of, and after giving effect thereto, any Investment being made pursuant to this clause (15), no Default shall have occurred and be continuing or would occur as a consequence thereof and Investments made pursuant to this clause in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause during any fiscal year shall not exceed $75.0 million;

(16) Investments consisting of any loans, advances or other extensions of credit, whether by direct loans, participations or purchases, to customers of the Company, any Restricted Subsidiary or any Regulated Subsidiary;

(17) Investments consisting of any loans, advances or extensions of credit to customers of co-branded relationships of the Company, any Restricted Subsidiary or any Regulated Subsidiary; and

(18) Investments existing, or made pursuant to a binding commitment existing, by a Person that becomes a Restricted Subsidiary or Regulated Subsidiary at the time that it becomes a Restricted Subsidiary or Regulated Subsidiary; provided that such Investments or commitments are not incurred or entered into in contemplation of becoming such Restricted Subsidiary or Regulated Subsidiary.

“Permitted Liens” means:

(1) Liens existing on the Issue Date (other than Liens securing the Senior Credit Facilities);

(2) Liens granted after the Issue Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries or Regulated Subsidiaries created in favor of the Holders;

(3) Liens securing (x) Indebtedness and other Obligations permitted to be Incurred under Credit Facilities, including any Indebtedness or other obligations under any letter of credit facility relating thereto, that was Incurred pursuant to clause (1) of Section 4.03(a) and (y) obligations of the Company or any Subsidiary in respect of any Hedging Obligations or cash management services provided or offered by any arranger, agent or lender party to any Credit Facility or any Affiliate of such arranger, agent or lender (or any Person that was an arranger, agent or lender or an Affiliate of an arranger, agent or lender at the time the applicable agreements pursuant to which such Hedging Obligations or cash management services are provided or were entered into);

(4) Liens securing Purchase Money Indebtedness permitted to be Incurred pursuant to clause (9) of Section 4.03(a); provided that Liens securing Purchase Money Indebtedness permitted to be Incurred pursuant to clause (9) of Section 4.03(a) (x) extend only to the assets so purchased, leased, constructed, installed or improved, (y) are created prior to, at the time of or within twelve months after the later of the acquisition, the completion of construction or the commencement of full operation of such property and (z) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost;

(5) Liens to secure Indebtedness of Foreign Subsidiaries permitted to be Incurred pursuant to the first paragraph of Section 4.03(a) or clause (7) of Section 4.03(a) (in each case, limited to the assets of the Foreign Subsidiary Incurring such Indebtedness);

(6) Liens to secure Indebtedness of the Company and its Restricted Subsidiaries in an aggregate amount such that after giving effect to the Incurrence of any such Indebtedness, the Secured Leverage Ratio of the Company and its Restricted Subsidiaries shall be less than or equal to 2.75 to 1.00;

(7) other Liens to secure Indebtedness (including Hedging Obligations with respect thereto) in an aggregate amount not to exceed $45.0 million;

(8) Liens with respect to the assets of a Restricted Subsidiary or Regulated Subsidiary granted by such Restricted Subsidiary or Regulated Subsidiary to the Company or a Restricted Subsidiary or Regulated Subsidiary to secure indebtedness owing to the Company or such other Restricted Subsidiary or Regulated Subsidiary;

(9) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness and which is permitted to be Incurred pursuant to clause (3) of Section 4.03(a); provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary or Regulated Subsidiary other than the property or assets securing the Indebtedness being refinanced;

(10) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities pre-fund the payment of interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose;

(11) Liens on the assets of Regulated Subsidiaries securing Indebtedness or other obligations Incurred by such Regulated Subsidiaries in order to provide cash liquidity or capital for the operations of such Regulated Subsidiaries, including pursuant to borrowings from the Federal Reserve under its “discount window,” other federal funds borrowing, interbank loans and pledges in connection with loan participations;

(12) Liens for taxes, assessments, governmental charges or claims not yet due or that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(13) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens (including a lender’s unexercised rights of setoff) arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

(14) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(15) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(16) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(17) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries and Regulated Subsidiaries, taken as a whole;

(18) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company, its Restricted Subsidiaries or Regulated Subsidiaries relating to such property or assets;

(19) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(20) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary or Regulated Subsidiary or on assets at the time such assets are acquired by the Company or any Restricted Subsidiary or Regulated Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company, any Restricted Subsidiary or Regulated Subsidiary other than the property or assets acquired;

(21) Liens in favor of the Company or any Restricted Subsidiary;

(22) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness and other obligations under Hedging Obligations;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company, any of its Restricted Subsidiaries or Regulated Subsidiaries in the ordinary course of business in accordance with the past practices of the Company, its Restricted Subsidiaries and Regulated Subsidiaries prior to the Issue Date;

(24) Liens on shares of Capital Stock or assets of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

(25) Liens on or sales of receivables or mortgages;

(26) Liens on Securitization Assets and Capital Stock of, securities and Indebtedness issued by, and other obligations of, Qualified Securitization Entities and other Liens arising in connection with Qualified Securitization Transactions;

(27) any attachment or Liens securing judgments not constituting an Event of Default under Section 6.01(f); and

(28) Liens relating to pooled deposit or sweep accounts of the Company, any of its Restricted Subsidiaries or Regulated Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company, any of its Restricted Subsidiaries or Regulated Subsidiaries.

“Person” means an individual, a corporation, a partnership, a joint venture, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Purchase Money Indebtedness” means indebtedness (1) Incurred to finance the cost (including the cost of improvement or construction and fees and expenses related to the acquisition) of real or personal property acquired after the Issue Date, provided that (a) the amount of such indebtedness does not exceed 100% of such cost, and (b) such indebtedness is Incurred prior to, at the time of, or within twelve months after the later of the acquisition, the completion of construction or the commencement of full operation of such property; or (2) issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Purchase Money Indebtedness and any refinancings or refundings thereof in accordance with clause (3) of Section 4.03(a).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Securitization Entity” means a Person that is a special purpose entity used in connection with a Qualified Securitization Transaction.

“Qualified Securitization Transaction” means a securitization or other sale or financing of Securitization Assets.

“Regulated Sale” means any sale, transfer or other disposition (including by way of merger, consolidation or Sale-Leaseback Transaction) in one transaction or a series of related transactions by any Regulated Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries of:

(1) all or any of the Common Stock of any Regulated Subsidiary that constitutes a Significant Subsidiary, or

(2) all or substantially all of the property and assets of any Regulated Subsidiary that constitutes a Significant Subsidiary,

in each case, that is not governed by Section 5.01; provided that “Regulated Sale” shall not include (i) an issuance, sale, transfer or other disposition of Capital Stock by a Regulated Subsidiary to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary or (ii) any sale, transfer or disposition described in clauses (a), (c), (d), (f), (g) (as if it applied to a Regulated Subsidiary), (h), (i), (j), (k), (m), (n), (o) or (q) of the proviso to the definition of Asset Sale.

“Regulated Subsidiary” means a Bank Regulated Subsidiary or any other Subsidiary subject to minimum capital requirements or other similar material regulatory requirements imposed by applicable regulatory authorities.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903.

“Related Business” means any business which is the same as or ancillary or complementary to any business of the Company and its Restricted Subsidiaries and Regulated Subsidiaries that is being conducted on the Issue Date, and, with respect to any Regulated Subsidiary, any activity or business in which it is permitted to engage, from time to time, by applicable statute and regulation.

“Replacement Assets” means, on any date, property or assets (other than cash or Temporary Cash Investments) of a nature or type or that are used in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries and its Regulated Subsidiaries existing on such date; provided that in the event an applicable regulatory authority requires (i) the proceeds of any Regulated Sale to be maintained as cash or Temporary Cash Investments, such cash or Temporary Cash Investments shall be deemed Replacement Assets for so long as required by such regulatory authority or (ii) the sale or issuance of Capital Stock of a Regulated Subsidiary, the investment or use of the proceeds of the sale or issuance in the business of the Regulated Subsidiary shall be deemed to be an investment in Replacement Assets.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, in either case, and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40 day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary or a Regulated Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale-Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person sells or transfers property and then or thereafter leases such property or any substantial part thereof which such Person intends to use for substantially the same purpose or purposes as the property sold or transferred; provided that for purposes of this definition, “property” shall not include Investment Securities.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“Secured Leverage Ratio” means, on any date, the ratio of (a) all Indebtedness (assuming that any Credit Facility Incurred pursuant to clause (1) of Section 4.03(a) that constitutes a revolving credit facility that is secured by a lien on any assets of the Company and its Restricted Subsidiaries was fully drawn up to the available amount thereunder as of any date of determination) of the Company and its Restricted Subsidiaries that is secured by a Lien on any assets of the Company and its Restricted Subsidiaries (including any Guarantees of Indebtedness of Regulated Subsidiaries secured by a Lien on any assets of the Company and its Restricted Subsidiaries) to (b) the Consolidated EBITDA of the Company for the most recently ended Four Quarter Period for which financial statements are available immediately preceding such date. For purposes of making the computation referred to above, Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the period of such calculation to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries or Regulated Subsidiaries (including any Person who becomes a Restricted Subsidiary or Regulated Subsidiary as a result of the Asset Acquisition) Incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the date of such calculation, as if such Asset Sale or Asset Acquisition (including the Incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. The Company may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of any revolving commitment under any Indebtedness as being Incurred at the time of obtaining such commitment, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means credit card receivables, leases, lease receivables, other receivables, royalty and revenue streams, other financial assets, proceeds of the foregoing, and books, records and other related assets incidental to the foregoing.

“Senior Credit Facilities” means the credit facilities provided under the Amended and Restated Credit Agreement dated as of January 18, 2013, and as amended through the Issue Date, among the Company, certain Subsidiaries of the Company party thereto, the lenders party thereto from time to time in their capacities as lenders thereunder, and Bank of America, N.A., as administrative agent and collateral agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, restructurings, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, restructuring, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary or Regulated Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, (1) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such indebtedness security is due and payable and (2) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

“Temporary Cash Investment” means any of the following:

(1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, in each case maturing within two years unless such obligations are deposited by the Company (x) to defease any Indebtedness or (y) in a collateral or escrow account or similar arrangement to prefund the payment of interest on any indebtedness;

(2) demand deposits, time deposit accounts, bankers acceptances, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company (i) has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding indebtedness which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as such term is defined in Section 3(a)(62) of the Exchange Act) or (ii) is a money market fund sponsored by a registered broker dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank or trust company meeting the qualifications described in clause (2) above;

(4) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-l” (or higher) according to Moody’s or “A-1” (or higher) according to S&P;

(5) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;

(6) Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) any mutual fund that has substantially all of its assets continuously invested in investments of the types described in clauses (1) through (6) above; and

(8) demand deposit accounts maintained in the ordinary course of business.

“Total Assets” means, with respect to any Person, the total assets of such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP less any amount of assets reflected therein to the extent that they have been sold or pledged pursuant to a Qualified Securitization Transaction that are or may be reflected as Indebtedness on a balance sheet of such Person.

“Total Leverage Ratio” means, on any date, the ratio of (a) all Indebtedness of the Company and its Restricted Subsidiaries and Regulated Subsidiaries to (b) the Consolidated EBITDA of the Company for the most recently ended Four Quarter Period for which financial statements are available immediately preceding such date. For purposes of making the computation referred to above, Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the period of such calculation to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries or Regulated Subsidiaries (including any Person who becomes a Restricted Subsidiary or Regulated Subsidiary as a result of the Asset Acquisition) Incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the date of such calculation, as if such Asset Sale or Asset Acquisition (including the Incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

“Transaction Date” means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Trustee” means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article VII.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days (but not more than five Business Days) prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to February 1, 2018; provided, however, that if the period from such redemption date to February 1, 2018 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to February 1, 2018 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary or Regulated Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an “Incurrence” of such Indebtedness and an “Investment” by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has Total Assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 (including the definition of “Investment”) and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Sections 4.03 and 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly-Owned” means, with respect to any Subsidiary of any Person, the ownership all of the outstanding Capital Stock of such Subsidiary (other than directors’ qualifying shares) by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.08
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Guaranteed Indebtedness”	4.07
“Note Guarantee”	4.07
“Excess Proceeds”	4.10
“Paying Agent”	2.03
“Register”	2.03
“Registrar”	2.03
“Restricted Payments”	4.04
“SEC”	4.14
“Suspended Covenants”	4.13

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act and not otherwise defined herein have the meanings so assigned to them either in the Trust Indenture Act or SEC rule.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP (and references to codifications or particular accounting statements or guidance shall apply to any successor codification, statement or guidance);

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and

(i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

ARTICLE II

THE NOTES

Section 2.01 Forms and Dating; Terms.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The principal amount of any Notes shall be in denominations of $2,000 or integral multiples of $1,000 in excess thereof. The amount of Additional Notes which may be issued from time to time under this Indenture is unlimited, subject to all the provisions of this Indenture including Section 4.03.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Terms. The terms and provisions contained in the Notes and the Guarantee shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.02 Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee upon receipt of a Company Order (an “Authentication Order”) shall authenticate and deliver the Initial Notes. Each Authentication Order shall specify the amount of Notes and the original principal amount of each Note to be authenticated, the registered Holder, the delivery instructions for each Note, the date on which the Notes are to be issued and, in the case of Additional Notes, the issue price of such Additional Notes.

Additional Notes may be issued from time to time subject to the terms of this Indenture including Section 4.03. The Company shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first Interest Payment Date applicable to such Additional Notes and, if applicable, the first Interest Payment Date for such Additional Notes; provided that if such Additional Notes are not fungible with the Initial Notes of such series for U.S. Federal income tax purposes, such Additional Notes will have one or more separate CUSIP numbers; and provided further such issuance is not prohibited by the terms of this Indenture, including without limitation Section 4.03. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

With respect to any Additional Notes, the Company shall set forth in a Board Resolution and in an Officers’ Certificate, or in one or more indentures supplemental hereto, a copy of each of which shall be delivered to the Trustee, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(b) the issue price, the issue date, the CUSIP number of such Additional Notes, the first Interest Payment Date and the amount of interest payable on such first Interest Payment Date applicable thereto and the date from which interest shall accrue; and

(c) whether such Additional Notes shall be transfer restricted Notes.

Upon the issuance of Additional Notes, the Trustee shall be entitled to receive, in addition to an Authentication Order and any other documents required by this Indenture, an Opinion of Counsel stating that the issuance of such Additional Notes is authorized or permitted by the terms of this Indenture.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as custodian with respect to the Global Notes and the Trustee hereby agrees to so initially act.

Section 2.04 Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any Event of Default under Sections 6.01(g) or 6.01(h) relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with Section 312(a) of the TIA.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.06 and 2.07 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (d) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable

Procedures containing information regarding the Participant account to be credited with such increase or (B) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that notwithstanding Section 2.06(a) in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (A) both the expiration of the Restricted Period and (B) the receipt by the Registrar of a certificate stating that such transfer is being made in accordance with Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iv), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to clauses (1) and (2) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clauses (1) and (2).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in Section 2.06(a)(i) or (ii) hereof and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement, if any, under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in Section 2.06(a)(i) or (ii) hereof and if the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in clauses (1) and (2) above, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions an Unrestricted Definitive Note in the applicable principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the applicable certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement, if any, under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in clauses (1) and (2), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in clauses (1) and (2) above, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) [Reserved].

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend. (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER, FOR THE BENEFIT OF THE COMPANY, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO WEX INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A

QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND, (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) PURSUANT TO (C), (D) OR (E), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS APPLICABLE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A

NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges. (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company or the Trustee will require payment of a sum sufficient to cover any tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.07, 4.10, 4.11 and 9.03(b) hereof).

(iii) Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any mailing of a notice of redemption under Section 3.03 hereof and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02 hereof, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, subject to Section 2.06(a) hereof, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(x) Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j) Automatic Exchange from Restricted Global Note to Unrestricted Global Note. At the option of the Company and upon compliance with the following procedures, the beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in an Unrestricted Global Note. In order to effect such exchange, the Company shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide written notice to all Holders of such exchange through the Depositary or its nominee, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged. As a condition to any such exchange pursuant to this Section 2.06(j), the Trustee shall be entitled to receive from the Company, and rely conclusively without any liability, upon an Officers’ Certificate and an Opinion of Counsel to the Company, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act. The Company may request from Holders such information it reasonably determines is required in order to be able to deliver such Officers’ Certificate and Opinion of Counsel. Upon such exchange of beneficial interests pursuant to this Section 2.06(j), the Registrar shall endorse Schedule A to the relevant Notes and reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note(s) and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.06(j) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be cancelled.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee, the Registrar or the Company and the Trustee and the Company receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss, expense, claim or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Company may charge for its expenses in replacing a Note including reasonable fees and expenses of its counsel and of the Trustee and its counsel.

Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent or Trustee (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11 Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the disposal of all cancelled Notes shall be delivered to the Company upon its request therefor. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing in the form of an Officers’ Certificate of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company (which shall be delivered at least 20 days before the special record date), the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the register maintained by the Registrar that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13 CUSIP Numbers.

The Company in issuing the Notes may use CUSIP numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee of any change in the CUSIP numbers.

Section 2.14 Depositary.

None of the Company, the Guarantors, the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company, the Guarantors, the Trustee, the Paying Agent and the Registrar shall be entitled to deal with any Depositary, and any nominee thereof, that is the Holder of any such Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal and premium, if any, and interest, if any, the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole Holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Company, the Guarantors, the Trustee, any Paying Agent or the Registrar shall have any responsibility or liability for any acts or omissions of any such Depositary with respect to such Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between such Depositary and any participant in such Depositary or between or among any such Depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Note or for any transfers of beneficial interests in any such Global Note.

ARTICLE III

REDEMPTION

Section 3.01 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days or such shorter period as is acceptable to the Trustee before a redemption date, an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

If the Company is required to make an Offer to Purchase Notes pursuant to Section 4.10 or 4.11 hereof, it shall furnish to the Trustee, at least 30 days or such shorter period as is acceptable to the Trustee before the scheduled purchase date, an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the Offer to Purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased, (iv) the purchase price and (v) the purchase date and further setting forth a statement to the effect that (a) the Company or one of its Restricted Subsidiaries or Regulated Subsidiaries has effected an Asset Sale or a Regulated Sale and there are Excess Proceeds aggregating more than $15.0 million or (b) a Change of Control has occurred, as applicable.

The Company will also provide the Trustee with any additional information that the Trustee reasonably requests in connection with any redemption or offer.

Section 3.02 Selection of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

(1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis (except that any Notes issued in global form will be selected by such method as DTC, or its nominee or successor, may require).

No Note of $2,000 in principal amount or less shall be redeemed in part. Except as otherwise provided herein, notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to the registered address of each Holder of Notes to be redeemed, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Section 8.01.

If any Note is to be redeemed in part, the notice of redemption relating to such Note will state the portion of the principal amount to be redeemed. A Note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate); provided that the principal amount of any Note will be $2,000 or an integral multiple of $1,000 in excess thereof. Notes called for redemption become due on the date fixed for redemption.

On and after the redemption date, interest shall cease to accrue on Notes or portions of them called for redemption so long as the Company has deposited with the Trustee or Paying Agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to this Indenture. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the principal amount of any Note that has a denomination larger than $2,000.

Section 3.03 Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed by first class mail, a notice of redemption to the Trustee, the Registrar and each Holder whose Notes are to be redeemed. If the Company requests that the Trustee send notice on its behalf, the Company shall provide the Trustee with notice of such redemption at least 45 days prior to the redemption date.

The notice shall identify the Notes to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(4) the name, telephone number and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, on the redemption date, the redemption price will become due and payable upon each such Note or portion thereof, and that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price plus accrued and unpaid interest to such date. Any notice of redemption that is not mailed at least 30 days prior to the redemption date shall result in such redemption date becoming effective 30 days following the date the notice is mailed. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption of Purchase Price.

On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to Section 4.10 or 4.11, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) money sufficient to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of (including any Applicable Premium), and accrued interest on, all Notes to be redeemed or purchased.

If Notes called for redemption or tendered in an Offer to Purchase pursuant to Section 4.10 or 4.11 are paid or if the Company has deposited with the Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest on, all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Offer to Purchase pursuant to Section 4.10 or 4.11 (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption or tendered in an Offer to Purchase pursuant to Section 4.10 or 4.11 because of the failure of the Company to comply with the preceding paragraph, interest, if any, shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed in Part.

Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and, upon the receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

Section 3.07 Optional Redemption.

(a) At any time prior to February 1, 2018, the Company may redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of such Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date).

(b) On or after February 1, 2018, the Company may redeem the Notes, in whole or in part at the applicable redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of such redemption (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the twelve-month period beginning on February 1 of each of the years indicated below:

Year	Percentage
2018	102.375%
2019	101.583%
2020	100.792%
2021 and thereafter	100.000%

(c) In addition, prior to February 1, 2016, the Company may redeem, at a redemption price equal to 104.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of such redemption (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date) up to 35% of the principal amount of Notes, with the Net Cash Proceeds of one or more public sales of its Capital Stock (other than Disqualified Stock); provided that at least 65% of the aggregate principal amount of the Notes originally issued on the Issue Date remains outstanding after each such redemption and notice of any such redemption is mailed or otherwise provided in accordance with this Indenture within 90 days of each such sale of Capital Stock.

Section 3.08 Mandatory Redemption.

The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Company shall not be required to make any sinking fund payments with respect to the Notes.

Section 3.09 Calculations.

The Company shall be responsible for performing any calculations necessary in connection with any redemption. The Trustee shall have no responsibility to confirm or review any such calculations.

ARTICLE IV

COVENANTS

Section 4.01 Payment of Notes.

The Company shall pay, or cause to be paid, the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds as of 10:00 a.m. (New York City time) on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04. As provided in Section 2.04, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Notes.

The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

Section 4.02 Maintenance of Office or Agency.

The Company will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served as long as any Notes remain outstanding. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.03.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee’s Corporate Trust Office as such office of the Company in accordance with Section 2.03.

Section 4.03 Limitation on Indebtedness and Issuances of Preferred Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries or Regulated Subsidiaries to, Incur any Indebtedness, including Disqualified Stock, and the Company will not permit any Restricted Subsidiary or Regulated Subsidiary to issue Preferred Stock; provided that the Company or any Restricted Subsidiary or any Regulated Subsidiary may Incur Indebtedness, including Disqualified Stock, and any Restricted Subsidiary or Regulated Subsidiary may issue Preferred Stock if, after giving effect to the Incurrence of such Indebtedness and the issuance of Preferred Stock and the receipt and application of the proceeds therefrom, the Company’s Consolidated Fixed Charge Coverage Ratio would be greater than 2.0:1.0.

Notwithstanding the foregoing, the Company and any Restricted Subsidiary and any Regulated Subsidiary may Incur each and all of the following:

(1) Indebtedness of the Company and/or any Restricted Subsidiary under any Credit Facility in an aggregate principal amount at any one time outstanding (with letters of credit constituting Indebtedness being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $1,200.0 million;

(2) Indebtedness owed (A) to the Company or any Guarantor evidenced by a promissory note or (B) to any Restricted Subsidiary or Regulated Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary or Regulated Subsidiary ceasing to be a Restricted Subsidiary or Regulated Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary or Regulated Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2) and (y) if the Company (or any Subsidiary that is a Guarantor at the time such Indebtedness is Incurred) is the obligor on such Indebtedness, such Indebtedness must be expressly contractually subordinated in right of payment to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor;

(3) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness outstanding under clause (1), (2), (7) or (8)) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or a Note Guarantee shall only be permitted under this clause (3) if (x) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is pari passu with, or subordinate in right of payment to, the remaining Notes or the Note Guarantee, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or a Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or the Note Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or the Note Guarantee, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded and (c) such new Indebtedness shall not include: (x) Indebtedness of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness of the Company or a Guarantor or (y) Indebtedness of the Company or Indebtedness of a Restricted Subsidiary that refinances Indebtedness of a Regulated Subsidiary or Unrestricted Subsidiary;

(4) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control, (B) deposited to defease or discharge the Notes as set forth in Article VIII or (C) irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Notes, to pay the principal of, premium, if any, and interest due on the Notes to a particular redemption date in connection with an irrevocable notice of redemption;

(5) (x) Indebtedness existing on the Issue Date (including the Notes (other than, for the avoidance of doubt, any Additional Notes) but excluding the Senior Credit Facilities) and (y) Guarantees of Indebtedness of the Company or of any Restricted Subsidiary by the Company or any Restricted Subsidiary (provided that the Guarantee of such Indebtedness by a Restricted Subsidiary is permitted by and made in accordance with Section 4.07, if applicable);

(6) (x) Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary Incurred to finance an acquisition or (y) Acquired Indebtedness; provided, however, that, in the case of both of clauses (x) and (y), after giving effect to such acquisition, merger or amalgamation and the Incurrence of such Indebtedness either: (i) the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this Section 4.03(a); or (ii) the Consolidated Fixed Charge Coverage Ratio of the Company would be equal to or greater than the Consolidated Fixed Charge Coverage Ratio immediately prior to giving effect to such acquisition, merger or amalgamation;

(7) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $5.0 million;

(8) Indebtedness not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed $50.0 million for the Company and its Restricted Subsidiaries;

(9) Purchase Money Indebtedness of the Company or any Restricted Subsidiary not to exceed at any one time outstanding the greater of $40.0 million and 5.0% of Consolidated Net Worth;

(10) Indebtedness of any Qualified Securitization Entity in connection with a Qualified Securitization Transaction (which may include Indebtedness incurred to acquire Securitization Assets in preparation for a Qualified Securitization Transaction) and Guarantees by the Company or any of its Restricted Subsidiaries of any such Indebtedness; and

(11) Indebtedness, Disqualified Stock and Preferred Stock of Regulated Subsidiaries the proceeds of which are invested or used in the business of such Regulated Subsidiary (or any Subsidiary of such Regulated Subsidiary).

(b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that may be Incurred pursuant to this Section 4.03 will not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies or due to fluctuations in the value of commodities or securities which underlie such Indebtedness. For the purposes of determining compliance with any restriction on the Incurrence of Indebtedness (x) the U. S dollar equivalent principal amount of any Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness and (y) the principal amount of any Indebtedness which is calculated by reference to any underlying security or commodity shall be calculated based on the relevant closing price of such commodity or security on the date such Indebtedness was Incurred.

(c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (x) Indebtedness outstanding under the Senior Credit Facilities on the Issue Date shall be treated as Incurred pursuant to clause (1) of Section 4.03(a) and (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.03, if an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), including under the first paragraph of part (a), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness.

(d) Neither the Company nor any Guarantor will Incur any Indebtedness if such Indebtedness is contractually subordinated in right of payment to any other Indebtedness unless such Indebtedness is also subordinate in right of payment to the Notes or the applicable Note Guarantee to the same extent; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on a junior priority basis or pursuant to any customary provisions of any intercreditor agreements related to lien subordination (but not payment subordination) of any such junior security interest.

Section 4.04 Limitation on Restricted Payments.

(a) The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, directly or indirectly,

(1) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by Persons other than the Company or any of the Company’s Restricted Subsidiaries or Regulated Subsidiaries (other than (w) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock, (x) pro rata dividends or distributions on, or pro rata redemptions of, Common Stock of Restricted Subsidiaries or Regulated Subsidiaries held by minority stockholders and (y) dividends or distributions on non-voting Preferred Stock the proceeds from the sale of which were invested in the business of such Regulated Subsidiary (or any Subsidiary of such Regulated Subsidiary));

(2) purchase, call for redemption or redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person (other than the Company, any Restricted Subsidiary or any Regulated Subsidiary);

(3) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or any Indebtedness of a Guarantor that is subordinated in right of payment to a Note Guarantee; or

(4) (a) with respect to the Company and any Restricted Subsidiary, make any Investment, other than a Permitted Investment, in any Person, and (b) with respect to any Regulated Subsidiary, make any Investment in an Unrestricted Subsidiary (such payments or any other actions described in clauses (1) through (4) above being collectively “Restricted Payments”);

if, at the time of, and after giving effect to, the proposed Restricted Payment:

(A) a Default or Event of Default shall have occurred and be continuing;

(B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a);

(C) the aggregate amount of all Restricted Payments (excluding those referenced parenthetically in Section 4.04(c)) made after the Issue Date shall exceed the sum of:

(1) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on January 1, 2013 and ending on the last day of such fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee, plus

(2) the aggregate Net Cash Proceeds received by the Company after the Issue Date as a capital contribution or from the issuance and sale of its Capital Stock (other than Disqualified Stock or Preferred Stock or Excluded Contributions) to a Person who is not a Subsidiary of the Company, including an issuance or sale permitted by this Indenture of Indebtedness or Disqualified Stock of the Company for cash subsequent to the Issue Date upon the conversion of such Indebtedness or Disqualified Stock into Capital Stock (other than Disqualified Stock) of the Company, or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock and also any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes), plus

(3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or Regulated Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from the release of any Guarantee or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary or Regulated Subsidiary in such Person or Unrestricted Subsidiary, plus

(4) $50.0 million.

(b) The foregoing provision shall not be violated by reason of:

(1) the payment of any dividend on or redemption of any Capital Stock within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph (assuming, in the case of a redemption payment, the giving of the notice would have been deemed to be a Restricted Payment at such time and such deemed Restricted Payment would have been permitted at such time);

(2) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is contractually subordinated in right of payment to the Notes or any Note Guarantee including premium, if any, and accrued interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of Section 4.03(a);

(3) the repurchase, redemption or other acquisition of Capital Stock of the Company, a Guarantor, a Restricted Subsidiary or a Regulated Subsidiary (or options, warrants or other rights to acquire such Capital Stock) or a dividend on such Capital Stock in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a Change of Control of the Company (provided that prior to any such repurchase, redemption or other acquisition in connection with a Change of Control, the Company has made an Offer to Purchase and purchased all Notes validly tendered for payment in accordance with Section 4.11), prior to the Stated Maturity of the Notes;

(4) the making of any principal payment on or the repurchase, redemption, retirement, defeasance or other acquisition for value of, Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a Change of Control of the Company (provided that prior to any such repurchase, redemption or other acquisition in connection with a Change of Control, the Company has made an Offer to Purchase and purchased all Notes validly tendered for payment in accordance with Section 4.11), prior to the Stated Maturity of the Notes;

(5) Investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;

(6) the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants if such Capital Stock represents all or a portion of the exercise price thereof;

(7) the repurchase, redemption or other acquisition of the Company’s Capital Stock (or options, warrants or other rights to acquire such Capital Stock) from Persons who are, or were formerly directors or employees of the Company and their Affiliates, heirs and executors; provided that the aggregate amount of all such repurchases pursuant to this clause (7) shall not exceed $25.0 million;

(8) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (8) not to exceed $25.0 million in any fiscal year;

(9) Restricted Payments by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock or indebtedness securities that are convertible into, or exchangeable for, Capital Stock of any such Person;

(10) Restricted Payments in an amount not to exceed the amount of Excluded Contributions received since the Issue Date; or

(11) payments of fees, including by means of discounts with respect to interests issued or sold, in connection with Qualified Securitization Transactions;

provided that except in the case of clause (1), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

(c) Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payments referred to in clauses (2), (3), (4), (5), (6), (8), (10) or (11) thereof) and the Net Cash Proceeds from any issuance of Capital Stock referred to in clause (3), (4) or (5), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.04 have been met with respect to any subsequent Restricted Payments.

(d) For purposes of determining compliance with this Section 4.04, the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution.

Section 4.05 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries and Regulated Subsidiaries.

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary or Regulated Subsidiary (other than any Guarantor) to:

(i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary or Regulated Subsidiary owned by the Company or any other Restricted Subsidiary or Regulated Subsidiary;

(ii) make loans or advances to the Company or any other Restricted Subsidiary (other than a Foreign Subsidiary); or

(iii) transfer any of its property or assets to the Company or any other Restricted Subsidiary (other than a Foreign Subsidiary).

The foregoing provisions shall not restrict any encumbrances or restrictions:

(1) existing on the Issue Date in any Credit Facility, this Indenture or any other indentures or agreements in effect on the Issue Date, and any amendments, supplements, extensions, refinancings, renewals or replacements of such indentures or agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are not materially more restrictive, taken as a whole, to the Company, such Restricted Subsidiary or such Regulated Subsidiary, as the case may be, than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(2) existing under or by reason of applicable law including rules and regulations of and agreements with any regulatory authority having jurisdiction over the Company, any Restricted Subsidiary, or any Regulated Subsidiary, including, but not limited to the OCC, the Utah Department of Financial Institutions, the FDIC, the Federal Reserve, the SEC, any self regulatory organization of which such Regulated Subsidiary is a member, or the imposition of conditions or requirements pursuant to the enforcement authority of any such regulatory authority;

(3) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary or Regulated Subsidiary at the time of such acquisition and not incurred in contemplation thereof, or with respect to any Unrestricted Subsidiary at the time that it is designated or deemed to become a Restricted Subsidiary or a Regulated Subsidiary, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements thereof; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are not materially more restrictive, taken as a whole, to the Company, such Restricted Subsidiary or such Regulated Subsidiary, as the case may be, than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

(4) in the case of clause (iii) of the first paragraph of this Section 4.05:

(A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

(B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company, any Restricted Subsidiary or any Regulated Subsidiary not otherwise prohibited by this Indenture; or

(C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary or Regulated Subsidiary in any manner material to the Company or any Restricted Subsidiary or Regulated Subsidiary taken as a whole;

(5) with respect to a Restricted Subsidiary or Regulated Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary or Regulated Subsidiary;

(6) pursuant to customary provisions in joint venture agreements and other similar agreements, relating solely to the relevant joint venture or other similar arrangement;

(7) pursuant to restrictions on cash or other deposits or net worth or net capital requirements imposed by customers or governmental authorities under contracts entered into in the ordinary course of business;

(8) pursuant to restrictions in other Indebtedness, Disqualified Stock or Preferred Stock of a Foreign Subsidiary permitted to be Incurred subsequent to the Issue Date pursuant Section 4.03 that are imposed solely on the Foreign Subsidiary party thereto, and with respect to Regulated Subsidiaries, restrictions imposed by bank counterparties and other lenders in the ordinary course of business;

(9) pursuant to any customary encumbrances or restrictions contained in Indebtedness (including pursuant to any Hedging Obligations), Preferred Stock or Disqualified Stock permitted to be Incurred under this Indenture; provided that the Company’s Board of Directors determines in good faith that such restrictions will not have a material adverse effect on the Company’s ability to pay principal and interest on the Notes;

(10) pursuant to customary financial covenants, minimum net worth requirements or collateral coverage requirements in securities and credit facilities that in the reasonable judgment of the Company do not impair its ability to comply with its obligations with respect to the Notes;

(11) provisions in the documentation governing Purchase Money Indebtedness, Sale-Leaseback Transactions and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (iii) of the first paragraph of this Section 4.05 on the property so acquired; or

(12) any encumbrance or restriction contained in any agreement, instrument or Capital Stock of a Qualified Securitization Entity, or with respect to any Securitization Assets, which encumbrance or restriction is not applicable to any Person, or any assets, as applicable, other than such Qualified Securitization Entity or such Securitization Assets.

Nothing contained in this Section 4.05 shall prevent the Company, any Restricted Subsidiary or any Regulated Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.09 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries.

Section 4.06 Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries or Regulated Subsidiaries.

The Company will not sell, and will not permit any Restricted Subsidiary or Regulated Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary or Regulated Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except:

(1) (i) with respect to the Capital Stock of a Restricted Subsidiary, to the Company or a Wholly Owned Restricted Subsidiary or, (ii) in the case of Regulated Subsidiary, to the Company, a Wholly Owned Restricted Subsidiary or a Wholly Owned Regulated Subsidiary;

(2) issuances of director’s qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Subsidiaries, to the extent required by applicable law;

(3) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.04 if made on the date of such issuance or sale;

(4) (i) sales or issuances of Common Stock (including options, warrants or other rights to purchase shares of such Common Stock but excluding Disqualified Stock) of a Restricted Subsidiary or a Regulated Subsidiary by the Company, a Restricted Subsidiary or a Regulated Subsidiary; provided that the Company, such Restricted Subsidiary or Regulated Subsidiary applies the Net Cash Proceeds of any such sale to the extent required in accordance with Section 4.10 and (ii) issuances of Preferred Stock of a Restricted Subsidiary if such Restricted Subsidiary would be entitled to Incur such Indebtedness under Section 4.03;

(5) sales of Capital Stock, other than Common Stock, by a Regulated Subsidiary or a Subsidiary of such Regulated Subsidiary, the proceeds of which are invested in the business of such Regulated Subsidiary; or

(6) the sale or issuance of Capital Stock in a Restricted Subsidiary that is, or is intended to be, a joint venture or partially-owned Restricted Subsidiary to a joint venture partner or investor to the extent that such joint venture partner or investor contributes or transfers cash, Cash Equivalents or other assets the Fair Market Value of which is at least equivalent to the Fair Market Value of the Capital Stock so sold or issued.

Section 4.07 Limitation on Guarantees of Indebtedness and Future Note Guarantees.

The Company will not permit any Restricted Subsidiary or Regulated Subsidiary, directly or indirectly, to Guarantee the Senior Credit Facilities or any capital markets Indebtedness (“Guaranteed Indebtedness”) of the Company or any Guarantor, unless such Restricted Subsidiary or Regulated Subsidiary, to the extent permitted by law, simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Note Guarantee (a “Note Guarantee”) by such Restricted Subsidiary or Regulated Subsidiary. The obligations of any such future Guarantor will be joint and several and will be limited so as not to constitute a fraudulent conveyance under applicable federal or state laws.

If the Guaranteed Indebtedness is (A) pari passu in right of payment with the Notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be pari passu in right of payment with, or subordinated to, the Note Guarantee or (B) subordinated in right of payment to the Notes or any Note Guarantee, then the Guarantee of such Guaranteed Indebtedness shall be subordinated in right of payment to the Note Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes or the Note Guarantee.

Notwithstanding the foregoing, any Note Guarantee by a Restricted Subsidiary or Regulated Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged as set forth in Section 10.05.

Section 4.08 Limitation on Transactions with Affiliates.

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Company or any Affiliates of any Restricted Subsidiary or Regulated Subsidiary (each of the foregoing, an “Affiliate Transaction”), except:

(i) upon terms no less favorable to the Company or such Restricted Subsidiary or Regulated Subsidiary than could be obtained, at the time of such Affiliate Transaction or, if such Affiliate Transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s length transaction with a Person that is not such an Affiliate; and

(ii) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $20.0 million, a resolution adopted in good faith by a majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) of this Section 4.08.

The foregoing limitation does not limit, and shall not apply to:

(1) transactions for which the Company, a Restricted Subsidiary or a Regulated Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, valuation or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary or Regulated Subsidiary from a financial point of view;

(2) any transaction solely among the Company, its Restricted Subsidiaries or its Regulated Subsidiaries or any combination thereof or among two or more such parties and a Person that is not an Affiliate;

(3) the payment of regular fees to directors of the Company who are not employees of the Company and customary indemnification arrangements entered into by the Company;

(4) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

(5) any sale of shares of Capital Stock (other than Disqualified Stock) of the Company;

(6) the granting or performance of registration rights under a written agreement and that are approved by the Board of Directors of the Company, containing customary terms, taken as a whole;

(7) loans to an Affiliate who is an officer, director or employee of the Company, a Restricted Subsidiary or a Regulated Subsidiary by a Regulated Subsidiary in the ordinary course of business in accordance with Sections 7 and 13(k) of the Exchange Act;

(8) deposit, checking, banking and brokerage products and services typically offered to customers of the Company and its Restricted Subsidiaries and Regulated Subsidiaries on substantially the same terms and conditions as those offered to customers of the Company and its Restricted Subsidiaries and Regulated Subsidiaries, or in the case of a Bank Regulated Subsidiary, as otherwise permitted under Regulation O promulgated by the Board of Governors under the Federal Reserve System;

(9) any Permitted Investments or any Restricted Payments not prohibited by Section 4.04;

(10) any agreement of a Restricted Subsidiary acquired after the Issue Date in existence at the date such Person becomes a Restricted Subsidiary;

(11) (a) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements,

(b) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business, (c) the payment of reasonable fees to directors of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries (as determined in good faith by the Company or such Subsidiary) or (d) to the extent permitted by law, loans or advances made to directors, officers or employees of the Company or any Restricted Subsidiary or Regulated Subsidiaries (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, or (y) in the ordinary course of business;

(12) transactions pursuant to any contract, agreement or instrument in effect on the Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Company and its Restricted Subsidiaries and Regulated Subsidiaries than those in effect on the Issue Date;

(13) transactions with Persons solely in their capacity as holders of a minority of any class of Indebtedness or Capital Stock of the Company or any of its Restricted Subsidiaries or Regulated Subsidiaries, where such Persons are treated no more favorably than holders of such class of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary or Regulated Subsidiary generally;

(14) any capital contribution to the Company;

(15) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; or

(16) any transaction with a Qualified Securitization Entity that is not prohibited under this Indenture.

Section 4.09 Limitation on Liens.

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary or Regulated Subsidiary, without making effective provision for all of the Notes and all other amounts due under this Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien. The foregoing limitation does not apply to Permitted Liens.

Any Lien created for the benefit of the Holders of the Notes pursuant to the equal and ratable provision of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien which resulted in or required the creation of such Lien.

Section 4.10 Limitation on Asset Sales.

The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless: (1) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Company or any Guarantor or Indebtedness of any other Restricted Subsidiary (in each case, other than Indebtedness owed to the Company); provided that the Company, such Guarantor or such Restricted Subsidiary, as the case may be, is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

The Company will not permit any Regulated Subsidiary to consummate any Regulated Sale unless (1) the consideration received by the Regulated Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of; and (2) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of unsubordinated Indebtedness of the Regulated Subsidiary (in each case, other than Indebtedness owed to the Company); provided that such Regulated Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

Within 12 months after the Company’s or any Restricted Subsidiary’s or Regulated Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale or Regulated Sale, the Company, at its option, may:

(i) apply an amount equal to such excess Net Cash Proceeds to permanently repay Credit Facilities permitted to be secured under clause (3) of the definition of “Permitted Liens” or to repay secured unsubordinated Indebtedness of the Company or a Guarantor (with a corresponding permanent reduction in commitments under any revolving facility, to the extent that the Indebtedness so repaid was revolving Indebtedness);

(ii) apply an amount equal to such excess Net Cash Proceeds to permanently redeem or repay the Notes or other unsecured unsubordinated Indebtedness of the Company or a Guarantor; provided that if the Company or any Restricted Subsidiary or Regulated Subsidiary shall so repay any such other unsecured unsubordinated Indebtedness, the Company will either reduce Obligations under the Notes on a pro rata basis by, at its option, (x) redeeming Notes as described under Section 3.07 or (y) purchasing Notes through open market purchases, at a price equal to or higher than 100% of the principal amount thereof, in a manner that complies with this Indenture and applicable securities law or make an offer (in accordance with the procedures set forth in this Section 4.10 for an Offer to Purchase) to all Holders to purchase their Notes on a ratable basis for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of the Notes to be repurchased;

(iii) invest (or permit the relevant Restricted Subsidiary or Regulated Subsidiary, at the Company’s option, to invest) an equal amount, or the amount not so applied pursuant to clauses (i) or (ii) of this Section 4.10 (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets; or

(iv) apply (no later than the end of the 12-month period referred to above) such Net Cash Proceeds as provided in the following paragraphs of this Section 4.10.

The amount of such Net Cash Proceeds not applied (and not committed to be applied) during such 12-month period as set forth in clauses (i)-(iii) of the preceding paragraph shall constitute “Excess Proceeds.”

If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.10 totals at least $15.0 million, the Company must commence, not later than 30 days thereafter, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price for the Notes or other Pari Passu Indebtedness equal to 100% of their principal amount, plus, in each case, accrued interest (if any) to the Payment Date.

To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Offer to Purchase is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any other purpose which is permitted by this Indenture.

If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Notes and Pari Passu Indebtedness to be purchased shall be selected on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness. Upon completion of such Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

Section 4.11 Repurchase of Notes upon a Change of Control.

The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of their principal amount, plus accrued interest (if any) to the Payment Date.

The Company will not be required to make an Offer to Purchase upon the occurrence of a Change of Control, if (i) the Company has exercised its right to optionally redeem all of the Notes and has so redeemed, or will contemporaneously redeem, all of the Notes or (ii) a third party makes an offer to purchase the Notes in the manner, at the times and price and otherwise in compliance with the requirements of this Indenture applicable to an Offer to Purchase for a Change of Control and purchases all Notes validly tendered and not withdrawn in such Offer to Purchase.

Section 4.12 Limitation on Lines of Business.

The Company will not, and will not permit any Restricted Subsidiary or Regulated Subsidiary to, engage in any business other than a Related Business, except to an extent that so doing would not be material to the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.13 Effectiveness of Covenants.

If on any date following the Issue Date (1) the Notes have Investment Grade Status; and (2) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and subject to the provisions of this Section 4.13, the covenants set forth in Sections 4.03, 4.04, 4.05, 4.06, 4.08, 4.10, 4.12, 4.14 and clause (iii) of Section 5.01 (and the certification requirement in clause (iv) with respect to clause (iii)) (collectively, the “Suspended Covenants”) will be suspended. Additionally, the Events of Default in Section 6.01(c) and 6.01(d) shall be suspended with respect to all of the Suspended Covenants.

During any period that the covenants have been suspended pursuant to this Section 4.13, the Company’s Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

In the event that one (or both) of the ratings assigned by the ratings agencies should subsequently decline such that the Notes no longer have Investment Grade Status, the foregoing covenants will be reinstituted as of and from the date of such rating decline (any such date, a “Reversion Date”). The period of time between the suspension of covenants as set forth above and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding the reinstatement of the Suspended Covenants, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period). All Indebtedness Incurred (including Acquired Indebtedness) and Preferred Stock and Disqualified Stock issued during the Suspension Period will be deemed to have been Incurred or issued in reliance on the exception provided by clause (5)(x) of Section 4.03(a) (and may be refinanced under the exception provided by clause (3) of Section 4.03(a)). In addition, all business engaged in during the Suspension Period will be deemed to be Related Business on and after the Reversion Date for purposes of Section 4.12. Calculations under the reinstated Section 4.04 will be made as if Section 4.04 had been in effect prior to, but not during, the period that Section 4.04 was suspended as set forth above; provided, for the sake of clarity, that no Default will be deemed to have occurred by reason of a Restricted Payment made while that covenant was suspended. For purposes of determining compliance with Section 4.10, the Excess Proceeds from all Asset Sales not applied in accordance with such covenant will be deemed to be reset to zero after the Reversion Date.

In addition, the Company and its Restricted Subsidiaries and Regulated Subsidiaries may, without causing a Default or Event of Default, honor any contractual commitments to take actions following a Reversion Date; provided that such contractual commitments were entered into during the Suspension Period and not in contemplation of a reversion of the Suspended Covenants.

The Company shall provide an Officers’ Certificate to the Trustee indicating the commencement of any Suspension Period or the Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Company and its Restricted Subsidiaries’ and Regulated Subsidiaries’ future compliance with their covenants or (iii) notify the holders of the commencement of the Suspension Period or the Reversion Date. In the absence of such Officers’ Certificate, the Trustee shall be entitled to conclusively presume that no such Suspension Period or Reversion Date has occurred.

Section 4.14 SEC Reports and Reports to Holders.

The Company will deliver to the Trustee within 30 days after the filing of the same with the Securities and Exchange Commission (the “SEC”), quarterly and annual reports and such information, documents and other reports, if any, which the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Securities and Exchange Commission, to the extent permitted, and provide the Trustee and Holders (and, if not filed with the SEC via the EDGAR system, post such reports and information on its website) with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Company has filed such reports with the SEC via the EDGAR filing system, or any successor filing system of the SEC, and such reports are publicly available; it being understood that the Trustee shall have no obligation to monitor or confirm that such reports have been filed. In addition, so long as any Notes remain outstanding, the Company will furnish to Holders of Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of such reports and information to the Trustee shall be for informational purposes only and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Company’s compliance with any of its covenants hereunder, as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 4.15 [Reserved]

Section 4.16 Compliance Certificates.

Officers of the Company must certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and Regulated Subsidiaries and the Company’s and its Restricted Subsidiaries’ and its Regulated Subsidiaries’ performance under this Indenture and that, to their knowledge, the Company has fulfilled all obligations hereunder or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company will also be obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under this Indenture. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.16, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the officers of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.16(a) shall be for the first fiscal year beginning after the execution of this Indenture.

Section 4.17 Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE V

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 5.01 Consolidation, Merger and Sale of Assets.

The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:

(i) it shall be the continuing Person, or the Person (if other than it) formed by such consolidation or into which it is merged or that acquired or leased such property and assets of the Company (the “Surviving Person”) shall be an entity organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations under this Indenture and the Notes; provided, that if such continuing Person or Person shall not be a corporation, such entity shall organize or have a Wholly Owned Subsidiary in the form of a corporation organized and validly existing under the laws of the United States or any jurisdiction thereof, and shall cause such corporation to expressly assume, as a party to the supplemental indenture referenced above, as a co-obligor, each of such continuing Person or Person’s obligations under this Indenture and the Notes;

(ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii) immediately after giving effect to such transaction on a pro forma basis the Company or the Surviving Person, as the case may be, (i) could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03(a) or (ii) the Company’s or Surviving Person’s Consolidated Fixed Charge Coverage Ratio would be greater than or equal to the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to giving effect to such transaction;

(iv) the Company or the Surviving Person delivers to the Trustee an Officers’ Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii) of this Section 5.01 (which the Trustee shall have no duty to confirm)) stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

(v) each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this Section 5.01, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the Surviving Person in accordance with the Notes and this Indenture.

Section 5.02 Successor Substituted.

Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Notes then outstanding, in the case of a lease of all or substantially all of its property and assets.

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.01 Events of Default.

Any of the following events shall constitute an “Event of Default” hereunder with respect to the Notes:

(a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

(b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

(c) default in the performance or breach of the provisions of Section 5.01 of this Indenture or the failure by the Company to make or consummate an Offer to Purchase with respect to the Notes in accordance with Section 4.10 or Section 4.11;

(d) the Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) of this Section 6.01) and such default or breach continues for a period of 60 consecutive days (or, in the case of a failure to comply with its agreement to deliver reports to the Trustee or Holders of the Notes as described under Section 4.14, 90 consecutive days) after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

(e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary or Regulated Subsidiary having an outstanding principal amount of $50.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 45 days of such acceleration or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended;

(f) any final judgment or order (not covered by insurance), that is non-appealable, for the payment of money in excess of $50.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid, stayed or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $50.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors;

(i) failure by any Bank Regulated Subsidiary that is a Significant Subsidiary to be at least “adequately capitalized,” as defined in regulations of applicable regulatory authorities; provided that an Event of Default under this clause (i) shall not have occurred unless (x) the Bank Regulated Subsidiary has not submitted a capital restoration plan to the OCC, the FDIC, the Utah Department of Financial Institutions or other appropriate regulatory authority within 45 days after the time that such Bank Regulated Subsidiary has written notice of such failure or (y) such capital restoration plan or another capital restoration plan is not approved by the OCC, the FDIC, the Utah Department of Financial Institutions or other appropriate regulatory authority prior to the expiration of the 90-day period commencing with the submission of the capital restoration plan under clause (x), provided, however, that, in the event that the OCC, the FDIC, the Utah Department of Financial Institutions or other appropriate regulatory authority has notified the Bank Regulated Subsidiary that it needs additional time to determine whether to approve such capital restoration plan, such 90-day period shall be extended until the OCC, the FDIC, the Utah Department of Financial Institutions or other appropriate regulatory authority determines whether to approve such capital restoration plan; or

(j) any Guarantor that is a Significant Subsidiary repudiates its obligations under its Note Guarantee or, except as permitted by this Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

Section 6.02 Acceleration.

If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company or any Guarantor) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(e) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.01(e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in Section 6.01(g) or (h) occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (x) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, (y) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (z) the Trustee has been paid all amounts incurred and owed to it in connection with such Event of Default.

Section 6.03 Control by Majority.

The Holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of such Notes.

Section 6.04 Limitation on Suits.

A Holder of any Note may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) the Holder gives the Trustee written notice of a continuing Event of Default;

(ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder of Notes or to obtain a preference or priority over such other Holder (it being understood that the Trustee does not have any affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.05 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of the Holder.

Section 6.06 Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest on a Note specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of that Note for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.07 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders of Notes allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any such Holder in any such proceeding.

Section 6.08 Priorities.

If the Trustee collects any money pursuant to this Article VI in respect of the Notes, it shall pay out the money in the following order:

First: to the Trustee for all amounts due under Section 7.07;

Second: to Holders of Notes in respect of which such money was collected for amounts then due and unpaid for principal of, premium, if any, and interest on such Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or any other obligors of such Notes in respect of which such money was collected, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders of Notes in respect of which such money was collected pursuant to this Section 6.08.

Section 6.09 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.09 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.05, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

Section 6.10 Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and such Holders shall continue as though no such proceeding had been instituted.

Section 6.11 Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.12 Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE VII

THE TRUSTEE

Section 7.01 General.

(a) The duties and responsibilities of the Trustee are as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this subsection shall not be construed to limit the effect of subsection (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Notes, determined as provided in Sections 2.08, 6.02 or 6.03, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.02 Certain Rights of Trustee.

(a) In the absence of bad faith on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(c) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel conforming to Section 11.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

(d) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(e) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f) The Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(g) With the exception of an Event of Default under Section 6.01(a) or (b) which the Trustee shall be deemed to have knowledge of upon the occurrence thereof, the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(j) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(k) The permissive rights, powers and authorizations granted to the Trustee hereunder shall not be construed as duties.

Section 7.03 Individual Rights of Trustee.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, in the event that the Trustee acquires any conflicting interest within the meaning of TIA Section 310(b)(1), it must eliminate such conflict within 90 days or resign.

Section 7.04 Trustee’s Disclaimer.

The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Notes, (ii) is not accountable for the Company’s use or application of the proceeds from the Notes and (iii) is not responsible for any statement in such Notes other than its certificate of authentication.

Section 7.05 Notice of Default.

If any Default occurs and is continuing with respect the Notes and is known to a Responsible Officer of the Trustee (pursuant to Section 7.02(g) hereof), the Trustee will send notice of the Default to each Holder of such Notes within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders of such Notes. Notice to such Holders under this Section will be given in the manner and to the extent provided in TIA Section 313(c).

Section 7.06 Reports by Trustee to Holders.

Within 60 days after each May 15, beginning with May 15, 2013, the Trustee will mail to each Holder, as provided in TIA Section 313(c), a brief report dated as of such May 15 that complies with TIA Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by TIA Section 313(d). The Company will promptly notify the Trustee in writing if and when the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07 Compensation and Indemnity.

(a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b) The Company will indemnify the Trustee or any predecessor Trustee and their agents for, and hold them harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

(c) To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of and interest on particular Notes.

(d) To the extent the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(g) or Section 6.0 l(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

This section shall survive the resignation or removal of the Trustee or the termination of this Indenture.

Section 7.08 Replacement of Trustee.

(a) (1) The Trustee may resign at any time by written notice to the Company.

(2) The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

(3) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

(4) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction at the expense of the Company in the case of the Trustee, for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture and the Notes. Upon request of any successor Trustee, the Company will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(e) The Trustee agrees to give the notices provided for in, and otherwise comply with, TIA Section 310(b).

Section 7.09 Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10 Eligibility.

This Indenture must always have a Trustee that satisfies the requirements of Section 310 (a) of the TIA and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11 Money Held in Trust.

The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article VIII.

ARTICLE VIII

DEFEASANCE AND DISCHARGE

Section 8.01 Discharge of Company’s Obligations.

(a) Subject to paragraph (b), the Company’s obligations under the Notes and this Indenture, and each Guarantor’s obligations under its Note Guarantee, will terminate and this Indenture, with respect to the Notes and the Note Guarantee, will be discharged and cease to be of further effect as to all Notes issued hereunder, if:

(i) either:

(A) all Notes that have been authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced, Notes that are paid pursuant to Section 4.01 and Notes for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable under this Indenture with respect to such Notes; or

(B) all Notes mature within one year or are to be called for redemption within one year and the Company has irrevocably deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, money or U.S. Government Obligations sufficient, without consideration of any reinvestment of interest, to pay principal, premium, if any, and accrued interest on the Notes to the date of maturity or redemption and all other sums payable under this Indenture with respect to the Notes;

(ii) no Default or Event of Default shall have occurred with respect to the Notes and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under this Indenture or any other material instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; and

(iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at their Stated Maturity or the redemption date, as applicable.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee, in each case stating that all conditions precedent to the satisfaction and discharge of this Indenture have been satisfied.

(b) After satisfying the conditions in (i)(A), only the Company’s obligations under Section 7.07 will survive. After satisfying the conditions in clause (i)(B), (ii) and (iii), only the Company’s obligations in Article II and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under this Indenture other than the surviving obligations.

Section 8.02 Legal Defeasance.

The Company will be deemed to have paid and will be discharged from any and all obligations under this Indenture, other than its obligations in Article II and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor’s obligations under its Note Guarantee of such Notes will terminate, provided the following conditions have been satisfied:

(i) The Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that, through the payment of interest and principal in respect of the Notes in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, to pay principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes.

(ii) Immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default with respect to the Notes, shall have occurred and be continuing and such deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

(iii) The Company has delivered to the Trustee either (x) an Opinion of Counsel to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel.

(iv) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

The Trustee upon request will acknowledge in writing the discharge of the Company’s obligations with respect to the Notes under this Indenture except for the surviving obligations specified above.

Section 8.03 Covenant Defeasance.

The Company may, subject as provided herein, be released from its respective obligations to comply with, and shall have no liability in respect of any term, condition or limitation, set forth in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12, clause (iii) of Section 5.01 (and the certification requirement in clause (iv) with respect to clause (iii)), clause (c) of Section 6.01 with respect to such clause (iii) of Section 5.01 (and the certification requirement in clause (iv) with respect to clause (iii)), Section 6.01(d) with respect to the covenants contained in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12, and clauses (e) and (f) of Section 6.01 shall not constitute an Event of Default under Section 6.01 with respect to the Notes (“Covenant Defeasance”) if:

(1) The Company has complied with clauses (i), (ii) and (iv) of Section 8.02; and

(2) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Section 8.04 Application of Trust Money.

Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Sections 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and this Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05 Repayment to Company.

Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, and all liability of the Trustee with respect to such money will cease.

Section 8.06 Reinstatement.

If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to Sections 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of Notes to receive such payment from the money or U.S. Government Obligations held in trust.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01 Amendments Without Consent of Holders.

(a) The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder:

(i) to cure any ambiguity, defect or inconsistency in this Indenture or the Notes, provided that such amendments or supplements shall not, in the good faith opinion of the Board of Directors of the Company as evidenced by a Board Resolution, adversely affect the interest of the Holders in any material respect;

(ii) to comply with Section 4.07 or Article V;

(iii) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee;

(iv) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

(v) to make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder;

(vi) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(vii) to provide for the issuance of Additional Notes in accordance with this Indenture;

(viii) to add or release Guarantees with respect to the Notes in accordance with the applicable provisions of this Indenture;

(ix) to secure the Notes;

(x) to conform any provision in this Indenture or the Notes to the offering memorandum pursuant to which the Notes were offered; or

(xi) to establish the form or forms or terms of the Notes as contemplated by Section 2.01 of this Indenture.

Section 9.02 Amendments with Consent of Holders.

(a) Except as otherwise provided in Section 6.05, Section 9.01 or paragraph (b) below, the Company and the Trustee may amend this Indenture and the Notes with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or with any provisions of the Notes.

(b) Notwithstanding the provisions of paragraph (a), without the consent of the Holder of each affected Note, an amendment or waiver may not:

(i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

(ii) reduce the principal amount of, or premium, if any, or interest on, any Note;

(iii) change the optional redemption dates or optional redemption prices of the Notes from that stated under Section 3.07;

(iv) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

(v) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

(vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes or modify any provision of this Indenture relating to modification or amendment thereof;

(vii) reduce the above-stated percentage of outstanding Notes, the consent of whose Holders is necessary to modify or amend this Indenture,

(viii) release any Guarantor from its Note Guarantee, except as provided in this Indenture, or

(ix) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults with respect to the Notes.

(c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

(d) An amendment, supplement or waiver under this Section 9.02 will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03 Effect of Consent.

(a) After an amendment, supplement or waiver becomes effective, it will bind every Holder of Notes unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

(b) If an amendment, supplement or waiver changes the terms of the Notes, the Trustee may require the Holder of any Note to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on such Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

Section 9.04 Trustee’s Rights’ and Obligations.

The Trustee is entitled to receive, and will be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel (each conforming to Section 11.04) stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture.

ARTICLE X

GUARANTEES

Section 10.01 Guarantees.

Subject to this Article X, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of Notes and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, such Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes (at the applicable rate of interest) if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in the case of any extension of time of payment or renewal of any such Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of such Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or pursuant to Section 10.04 or Section 10.05.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations with respect to such Notes guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article X shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of the Guarantee.

In the event that the Company is required to cause a Regulated Subsidiary or Restricted Subsidiary to guarantee the Notes pursuant to Section 4.07, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Guarantees in accordance with Section 4.07 and this Article X, to the extent applicable.

Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.

No Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company, a Restricted Subsidiary or a Regulated Subsidiary, unless:

(a) immediately after giving effect to such transaction, no Default or Event of Default exists under this Indenture; and

(b) either:

(i) subject to the other provisions of this Section 10.04, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of such Guarantor under its Note Guarantee and this Indenture pursuant to a supplemental indenture satisfactory to the Trustee; or

(ii) the Note Guarantee of a Guarantor is released in accordance with the applicable provisions of this Indenture.

In case of any such sale, disposition, consolidation or merger and upon the assumption by the successor Person, to the extent required by Section 10.04(b)(i), by one or more supplemental indentures, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles IV and V, nothing contained in this Indenture or in any Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or a Restricted Subsidiary or a Regulated Subsidiary, or shall prevent any sale or disposition of the property of a Guarantor as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary or a Regulated Subsidiary.

Section 10.05 Releases Following Certain Events.

The Note Guarantee of a Guarantor will be automatically and unconditionally released: (i) in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10; (ii) in connection with any sale or other disposition of Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition; (iii) upon the release or discharge of the Guarantee by, or direct obligation of, such Guarantor with respect to the Senior Credit Facilities, or any capital markets Indebtedness, if applicable, except a discharge or release by or as a result of payment by the Guarantor under such Guarantee or direct obligation; (iv) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or (v) upon legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture pursuant to Sections 8.01, 8.02 or 8.03. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect any sale or other disposition referenced in clauses (i) or (ii) above was made by the Company in accordance with the applicable provisions of Section 4.10, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

ARTICLE XI

MISCELLANEOUS

Section 11.01 Trust Indenture Act.

If this Indenture is qualified under TIA, then if any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 11.02 Noteholder Communications; Noteholder Actions.

(a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the TIA, and the Company and the Trustee shall comply with the requirements of TIA Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

(b) (1) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all such Holders.

(c) Any act by the Holder binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

(d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by TIA Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default with respect to Notes, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of such Event of Default. If a record date is fixed, those Persons that were Holders of such Notes at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the applicable record date.

Section 11.03 Notices.

(a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

if to the Company:

WEX Inc.

97 Darling Avenue

South Portland, Maine 04106

Attn: Hilary A. Rapkin

Fax: (207) 523-6377

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th Floor

Pittsburgh, PA 15252

Attn: Corporate Trust Administration

Fax: (412) 234-7525

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties. Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the applicable Register by first class mail or, as to any Global Note registered in the name of the Depositary, as agreed by the Company, the Trustee and the Depositary. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

(b) Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

Section 11.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:

(i) an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel stating that all such conditions precedent have been complied with.

Section 11.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(i) a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

(iii) a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials with respect to matters of fact.

Section 11.06 Payment Date Other Than a Business Day.

If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 11.07 Governing Law.

This Indenture, including any Note Guarantees, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 11.08 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

Section 11.09 Successors.

All agreements of the Company or any Guarantor in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

Section 11.10 Duplicate Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.11 Separability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Indenture or Notes will not in any way be affected or impaired thereby.

Section 11.12 Table of Contents and Headings.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

Section 11.13 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, future or present director, officer, employee, partner, manager, agent, member (or Person forming any limited liability company), incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note and Note Guarantees waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Section 11.14 Waiver of Jury Trial.

EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.15 Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.16 Submission of Jurisdiction.

The Company hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

[Signatures on following pages]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

WEX INC.

By:	/s/ Steven A. Elder
Name: Steven A. Elder
Title: Senior Vice President and Chief Financial Officer

WRIGHT EXPRESS FUELING SOLUTIONS, INC.

By:	/s/ Hilary A. Rapkin
Name: Hilary A. Rapkin
Title: Secretary

FLEET ONE HOLDINGS, LLC

By:	/s/ Hilary A. Rapkin
Name: Hilary A. Rapkin
Title: Secretary

FLEET ONE, L.L.C.

By:	/s/ Hilary A. Rapkin
Name: Hilary A. Rapkin
Title: Secretary

TRANSPLATINUM SERVICE, LLC

By:	/s/ Hilary A. Rapkin
Name: Hilary A. Rapkin
Title: Secretary

S-1

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
	Name:	Teresa Petta
	Title:	Vice President

2

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP [            ]

ISIN [            ]

[[RULE 144A][REGULATION S][UNRESTRICTED] GLOBAL NOTE

representing

4.750% Senior Notes due 2023

No.	[$ ]

WEX INC.

promises to pay to                      or registered assigns, the principal sum of $         United States Dollars [(or such greater or lesser amount as may be reflected on the attached Schedule of Interests of Global Note)]1 on February 1, 2023.

Interest Payment Dates: February 1 and August 1.

Record Dates: January 15 and July 15.

[1]	Global Note only.

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

WEX INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

[Back of Note]

4.750% Senior Notes due 2023

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. WEX Inc., a Delaware corporation, promises to pay interest on the unpaid principal amount of this Note at the rate of 4.750% per annum. The Company will pay interest semi-annually in arrears on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”); provided that the first Interest Payment Date shall be August 1, 2013. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company will pay interest on overdue principal and premium, if any, at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods), at the then applicable interest rate on the Notes to the extent lawful. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes to the extent that the Holders of such Notes have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without prior notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

4. INDENTURE. The Company issued the Notes under an Indenture, dated as of January 30, 2013 (the “Indenture”), among WEX Inc., the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 4.750% Senior Notes due 2023. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Subject to the conditions set forth in the Indenture, the Company may issue Additional Notes. The Notes and any Additional Notes (collectively, referred to herein as the “Notes”) subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

5. OPTIONAL REDEMPTION.

(a) At any time prior to February 1, 2018, the Company may redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of such Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date).

(b) Prior to February 1, 2016, the Company may redeem, at a redemption price equal to 104.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of such redemption (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date) up to 35% of the principal amount of Notes, with the Net Cash Proceeds of one or more public sales of its Capital Stock (other than Disqualified Stock); provided that at least 65% of the aggregate principal amount of the Notes originally issued on the Issue Date remains outstanding after each such redemption and notice of any such redemption is mailed or otherwise provided in accordance with this Indenture within 90 days of each such sale of Capital Stock.

(c) On or after February 1, 2018, the Company may redeem the Notes, in whole or in part at the applicable redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of such redemption (subject to the rights of Holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the twelve-month period beginning on February 1 of each of the years indicated below:

Year	Percentage
2018	102.375%
2019	101.583%
2020	100.792%
2021 and thereafter	100.000%

(d) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Indenture.

6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

8. OFFER TO REPURCHASE.

(a) Upon the occurrence of a Change of Control, Section 4.11 of the Indenture shall apply to the extent applicable.

(b) If the Company or any of its Restricted Subsidiaries consummates an Asset Sale, Section 4.10 of the Indenture shall apply to the extent applicable.

9. NOTE GUARANTEES. The Notes are entitled to the benefit of the Note Guarantees set forth in (and subject to the limitations set forth in) the Indenture.

10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company will require a Holder to pay all taxes or similar government charges due on such transfer or exchange. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes (x) for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or (y) between a Record Date and the next succeeding Interest Payment Date.

11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes. Only registered Holders will have rights under the Indenture.

12. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

13. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are set forth in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, subject to certain conditions and limitations set forth in the Indenture, declare the principal of, premium, if any, and interest on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Note Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing or past Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in payment of the principal of, premium, if any, or interest on, any of the Notes (other than nonpayment of principal or interest that has become due solely because of acceleration) held by a non-consenting Holder. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Company proposes to take with respect thereto.

14. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

15. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No past, future or present director, officer, employee, partner, manager, agent, member (or Person forming any limited liability company), incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note and Note Guarantees waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

16. GOVERNING LAW. THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, as such: TEN COM (=tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

WEX Inc.

97 Darling Avenue

South Portland, Maine 04106

Attn: Hilary A. Rapkin

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and ZIP code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.11 of the Indenture, check the appropriate box below:

[    ] Section 4.10            [    ] Section 4.11

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

WEX Inc.

97 Darling Avenue

South Portland, Maine 04106

Attn: Hilary A. Rapkin

Fax: (207) 523-6377

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th Floor

Pittsburgh, PA 15252

Attn: Corporate Trust Administration

Fax: (412) 234-7525

Re:	4.750% Senior Notes due 2023

Reference is hereby made to the Indenture, dated as of January 30, 2013 (the “Indenture”), among WEX Inc., the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. [    ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) [    ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) [    ] such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) [    ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. [    ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) [    ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) [    ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) [    ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) [    ] a beneficial interest in the:

(i)	[ ] 144A Global Note (CUSIP: 96208T AA2), or

(ii)	[ ] Regulation S Global Note (CUSIP: U96219 AA5), or

(b) [    ] a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a) [    ] a beneficial interest in the:

(i)	[ ] 144A Global Note (CUSIP: 96208T AA2), or

(ii)	[ ] Regulation S Global Note (CUSIP: U96219 AA5), or

(iii)	[ ] Unrestricted Global Note (CUSIP ); or

(b) [    ] a Restricted Definitive Note; or

(c) [    ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

WEX Inc.

97 Darling Avenue

South Portland, Maine 04106

Attn: Hilary A. Rapkin

Fax: (207) 523-6377

The Bank of New York Mellon Trust Company, N.A.

525 William Penn Place, 38th Floor

Pittsburgh, PA 15252

Attn: Corporate Trust Administration

Fax: (412) 234-7525

Re:	4.750% Senior Notes due 2023

Reference is hereby made to the Indenture, dated as of January 30, 2013 (the “Indenture”), among WEX Inc., the Guarantors named therein and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

(1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

(a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an

Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

(a) [    ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) [    ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [    ] 144A Global Note [    ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated                     .

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under Section 10.04 of the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent and subject to the provisions set forth in the Indenture, dated as of January 30, 2013, among WEX Inc., a Delaware corporation (the “Company”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (as amended or supplemented, the “Indenture”) (a) the due and prompt payment of the principal of, premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and prompt payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and prompt performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to this Note Guarantee and the Indenture (including the Note Guarantees set forth herein) are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of such Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary to release one or more of the Guarantors from the Note Guarantees as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

The validity and enforceability of this Notation of Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

THIS NOTATION OF GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Notation of Guarantee and its Note Guarantee.

The Note Guarantees are subject to release upon the terms set forth in Article X of the Indenture.

D-1

WRIGHT EXPRESS FUELING SOLUTIONS, INC.

By:
Name:
Title:

FLEET ONE HOLDINGS, LLC

By:
Name:
Title:

FLEET ONE, L.L.C.

By:
Name:
Title:

TRANSPLATINUM SERVICE, LLC

By:
Name:
Title:

D-2